FOURTH AMENDMENT TO THE
                        CLUBCORP STOCK INVESTMENT PLAN


     Amendment made this 23rd day of July, 1997, by Club Corporation International (the "Company").

W  I  T  N  E  S  S  E  T  H:
----------------------------

     WHEREAS, the Company maintains the ClubCorp Stock Investment Plan (the "Plan"); and

     WHEREAS, the Company amended and restated the Plan effective January 1, 1995 and subsequently amended the Plan to make certain technical qualification changes in response to a request from the Internal Revenue Service; and

     WHEREAS, the Company amended the Plan effective May 13, 1996 to recognize the adoption of the Plan by ClubCorp International Resource Company
("Resource") and to permit nonresident aliens with no U.S. source earned income who are employed by Resource to participate in the Plan effective May 13, 1996; and

     WHEREAS, the Company now desires to amend the Plan to allow for electronic administration and to make certain technical changes; and

     WHEREAS, the Plan may be amended by the Company pursuant to the provisions of Article XV of the Plan, and the Company desires to amend the
Plan:

     NOW, THEREFORE, the Plan is amended as follows, effective as of September 1, 1996:

1. Existing Section 2.17 is deleted in its entirety, and the following is substituted in its place:

     "2.17    "Election  Period"  means  two  (2)  enrollment  periods,  each approximately one month in duration, to be held during the Plan Year as determined annually and announced by the Plan Administration."

2. Existing Section 4.05(2) is amended to delete the word "written" from both paragraphs thereof, wherever it may appear.

3. Existing Section 4.06(3)(b) is amended by adding the following paragraph to the end of that Section:

     "Notwithstanding any Plan provision to the contrary, in no event shall Pre-Tax Matching Contributions remain allocated to a Highly Compensated Employee's Account, and such amounts shall be treated as Forfeitures (in the same manner as provided in Subsection ___), if the Pre-Tax Contributions which were matched by such Pre-Tax Matching Contributions are refunded as
Excess  Contributions  under  this  Subsection          4.06(3)(b)."

4. Existing Section 4.07 is amended by adding the following paragraph as a second paragraph at the end of that section:

     "Notwithstanding  any  Plan  provision to the contrary, in no event shall
Pre-Tax        Matching Contributions remain allocated to a Highly Compensated
Employee's Account, and such amounts shall be treated as Forfeitures (in the same manner as provided in Subsection ___), if the Pre-Tax Contributions which were matched by such Pre-Tax Matching Contributions are refunded as
Excess  Contributions  under  this  Subsection          4.07."

5. Existing Section 4.10 is deleted in its entirety, and the following is substituted in its place:

     "4.10    General  Withdrawals  from After-Tax Contribution Account.  Upon
              ---------------------------------------------------------
application by the Participant, in such form as prescribed by the Plan Administrator, received by the Plan Administrator, a Participant may, in accordance with Section 4.13, withdraw all or a portion of the value of such Participant's After-Tax Contribution Account; provided, however, that (i) a withdrawal of the entire amount of such account shall terminate such Participant's right to make any After-Tax Contributions until the payday coincident with or next following the first January 1 or July 1 which commences twelve (12) months following such complete withdrawal and (ii) a partial withdrawal from such account shall terminate such Participant's right to make any After-Tax Contributions until the payday coincident with or next following the first January 1 or July 1 which commences six (6) months following such partial withdrawal."

6. The first sentence of existing Section 4.11(2) is deleted in its entirety, and the following is substituted in its place:

     "4.11(2) A Participant who has attained age 59-1/2, may withdraw all or any portion of the balance of his previously unwithdrawn Pre-Tax Contributions as of the Allocation Date coincident with or next following the date such request for withdrawal, in such form as prescribed by the Plan Administrator, is received by the Plan Administrator.

7. Existing Section 4.12(1) is amended to delete the word "written" therefrom.

8. Existing Section 4.12(2) is amended to delete the word "written" therefrom.

9. Existing Section 4.12(4) is deleted in its entirety, and the following is substituted in its place:

     "4.12(4) Application for withdrawal must be made in such form as prescribed by the Plan Administrator, and must set out in detail the circumstances establishing that the proposed withdrawal is for a Permitted Purpose."

10. Existing Section 4.12(5) is deleted in its entirety, and the following is substituted in its place:

     "4.12(5) Before the Plan Administrator will permit a Participant to make a hardship withdrawal pursuant to this Section, the Participant must submit a representation, in such form as prescribed by the Plan Administrator, that his financial need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of After-Tax Contributions and of Pre-Tax Contributions under the Plan, (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or (v) by borrowing from commercial sources on reasonable commercial terms."

11. Existing Section 4.12(8) is amended to delete the word "written" therefrom.

12. Existing Section 4.12(9) is amended to delete the word "written" therefrom.

13. Existing Section 5.02(4) is deleted in its entirety, and the following is substituted in its place:

     "5.02(4)    If  the  amount  allocated  to  any  Participant's  Pre-Tax
Contribution Account and/or After-Tax Contribution Account (adjusted for earnings, losses, appreciation or depreciation) are refunded in accordance with Subsection 5.02(2), the amount of such refund shall be disregarded for purposes of the $7,000 limitation set forth in Subsection 4.05(1)(b) and Sections 4.06 and 4.09."

14. The first sentence of existing Section 10.04(6) is deleted in its entirety and the following is substituted in its place:

     "10.04(6)    All  amounts forfeited as provided in this Section 10.05 and
Sections  4.06,  4.07  are  herein  referred  to  as    Forfeitures.'"

15.    A  new  Subsection,  Subsection 10.04(7) is added to the end of Section
10.04  to  provide  as  follows:

     "In  the  case  of  any  participant  who  receives  a  refund  of Excess
Contributions          pursuant  to Section 4.05(3)(b) for the Plan Year, such
Participant shall forfeit for such Plan Year all Matching Contributions (whether or not vested pursuant to Section 10.01) which relate to and were made on account of amounts refunded under Section 4.05(3)(b)."

14. Existing Section 11.02(3) is deleted in its entirety, and the following is substituted in its place:

     "11.02(3) Notwithstanding the provisions of Subsection 11.02(1), and subject to Section 11.03, if a Participant has a Termination of Employment or
retires  due  to        Disability and his vested Account at such time exceeds
Three  Thousand  Five  Hundred     Dollars ($3,500), the amounts owing to such
Participant  shall  be  distributed  in  a  single         lump sum as soon as
administratively possible after such Participant attains age sixty-five (65) or dies, unless such Participant has delivered to the Plan Administrator his consent, in such form as prescribed by the Plan Administrator, to a distribution at an earlier time."

15. Existing Section 11.05 is deleted in its entirety, and the following is substituted in its place:

     "11.05            Notwithstanding  any other provision of the Plan to the
contrary, immediate distribution of benefits payable to an Alternate Payee pursuant to a Qualified Domestic Relations Order shall be permitted even though the Participant whose benefits have been assigned to the Alternate Payee would not be entitled to receive a distribution at such time, if all of the following requirements are met: (i) the Participant's Account is one hundred percent (100%) vested, (ii) the entire amount payable to the Alternate Payee does not exceed Three Thousand Five Hundred Dollars ($3,500) or the Alternate Payee has requested immediate distribution in such form as prescribed by the Plan Administrator, (iii) allocation pursuant to Section
6.04 of all amounts required to be paid to the Alternate Payee has been completed, (iv) the Qualified Domestic Relations Order requires or permits immediate distribution, and (v) the conditions of Subsection 11.01(1) as to form of payment are met."

16. Existing Section 12.01(3) shall be deleted in its entirety, and the following substituted in its place:

     "12.01(3) Any election, notice, or information which according to the terms of the Plan or the rules of the Plan Administrator must be filed with the Plan Administrator, shall be deemed so filed if addressed and either delivered in person, delivered by electronic transmission, or mailed, postage fully prepaid, to the Plan Administrator. Whenever a provision herein requires that a Participant (or the Participant's Beneficiary) give notice to the Plan Administrator or make an election within a specified number of days or by a certain date, and the last day of such period, or such date, falls on a Saturday, Sunday or Employer holiday, the Participant (or the Participant's Beneficiary) will be deemed in compliance with such provision if notice is delivered in person to the Plan Administrator, delivered by electronic transmission, or is mailed, properly addressed, postage prepaid, and postmarked on or before the business day next following such Saturday, Sunday or Employer holiday. The Plan Administrator may, in its sole discretion, modify or waive any specified notice requirement; provided, however, that such modification or waiver must be administratively feasible, must be in the bestinterest of the Participant, and must be made on the basis of the rules of the Plan Administrator which are applied uniformly to all Participants.

17. Existing Section 12.05 is deleted in its entirety, and the following is substituted in its place:

     12.05    Address  of  Mailing  Benefit
     --------------------------------------

     12.05(1) Each Participant and each other person entitled to benefits hereunder shall file with the Plan Administrator from time to time in such form as prescribed by the Plan Administrator such Participant's post office address and each change of address. Any check representing payment hereunder and any communication addressed to a Participant, an Employee or Beneficiary, at such person's last address filed with the Plan Administrator, or if no such address has been filed, then at such person's last address as indicated on the records of an Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited, postage prepaid, in the United States mail."

     IN WITNESS WHEREOF, this Amendment has been executed the day and year first above written.

CLUB  CORPORATION  INTERNATIONAL



By:    Kim  S.  Besse

Its: